Exhibit 10.2

PROMISSORY NOTE

$1,050,000.00	January 31, 2017

FOR VALUE RECEIVED, the undersigned, CAMBER PERMIAN LLC, a Texas limited liability company (“Borrower”), promises to pay to the order of ALAN DREEBEN, an individual (“Lender”), in lawful money of the United States of America, the principal amount of ONE MILLION, FIFTY THOUSAND AND NO/100 DOLLARS ($1,050,000.00) (the “Principal Amount”) together with interest on the principal balance from time to time remaining unpaid at the rate and upon the terms provided in this Promissory Note (as from time to time extended, amended, restated, supplemented or otherwise modified, this “Note”).

1.     Defined Terms. The following terms shall have the respective meanings under this Note:

“Advanced Amount” means the principal amount of $1,000,000.00.

“Closing Date” means January 31, 2017.

“Debtor Relief Law” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any person or business entity, whether arising by contract, operation of law, or otherwise.

“Loan Documents” means, collectively, (a) this Note, (b) the Mortgage, if any, (c) all other agreements, documents, and instruments in favor of Lender executed and delivered in connection with or under this Note, and (d) all renewals, extensions, amendments, modifications, supplements, restatements, and replacements of, or substitutions for, any of the foregoing.

“Maturity Date” means the earlier of (a) the acceleration of payment under this Note by Lender based on the occurrence of a Default and (b) January 31, 2018.

“Maximum Amount” and “Maximum Rate” respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, Lender is permitted to contract for, charge, take, reserve or receive on the Principal Amount.

“Mortgage” means a Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement executed by Borrower, as mortgagor, granting to or in favor of Lender and certain other secured parties described therein, as mortgagees, Liens on the Participation Assets, in the form attached hereto as Exhibit A but only to the extent required by Section 7 hereof, as the same may be amended, restated, supplemented or otherwise modified.

“OID Amount” means the aggregate amount equal to (a) the Principal Amount less (b) the Advanced Amount.

“Parent” means Camber Energy, Inc., a Nevada corporation (formerly known as Lucas Energy, Inc.), as the direct parent of Borrower and the holder of 100% of the Borrower’s membership interests.

“Participation Agreements” means, collectively, (a) that certain Lease Acquisition and Participation Agreement dated December 29, 2016 by and between Parent and NFP Energy LLC, together with all exhibits and schedules attached thereto and any amendments, supplements or other modifications thereto, as such agreement may be assigned by Parent to Borrower, (b) such other participation agreements and/or lease acquisition agreements entered into from time to time after the Closing Date by Parent or Borrower for purposes of acquiring leasehold interests, together with all exhibits and schedules attached thereto and any amendments, supplements or other modifications thereto, and (c) all documents related thereto, including, without limitation, all bills of sale, assignments and other transfer documents executed and delivered in connection therewith, together with all amendments or other modifications thereto.

“Participation Assets” means, collectively, the oil and gas leasehold properties acquired by the Borrower in accordance with the Participation Agreements.

2.     Single Advance. On the Closing Date, Lender agrees to advance to Borrower a loan in the amount of Advanced Amount to be used by Borrower (a) to fund the acquisition (whether one or more) of the Participation Assets, (b) to pay costs and expenses related to such acquisition(s) and the transactions contemplated by this Note and the other Loan Documents, (c) for working capital for exploration and productions operations of the Participation Assets and (d) for other general corporate purposes of Borrower. The parties agree that the OID Amount shall constitute original issue discount for U.S. federal income tax purposes and shall report consistently therewith for all purposes.

3.     Interest Rate. The outstanding Principal Amount shall accrue interest at a rate per annum equal to the lesser of (a) the Maximum Rate and (b) six percent (6%). All interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed (including the first day but excluding the last day).

4.     Payment Terms; Prepayment. The Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date. Borrower may prepay the outstanding Principal Amount of this Note in full or in part at any time, without premium or penalty. Any prepaid amount shall be accompanied with accrued and unpaid interest. Any amounts paid or prepaid in respect of this Note may not be reborrowed.

5.     Maximum Rate. Regardless of any provision in this Note or in any Loan Document, it is the intention of Borrower and Lender that Lender not (a) contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the principal of this Note any amount in excess of the Maximum Rate or the Maximum Amount or (b) receive any unearned interest, in violation of any applicable law. If any acceleration of the maturity of this Note or any payment under this Note or any other Loan Document produces a rate in excess of the Maximum Rate or if Lender shall for any reason receive any such unearned interest or if any transaction contemplated hereby or by any other Loan Document would otherwise be usurious under applicable law, then (i) the aggregate of all interest under applicable usury laws that is contracted for, charged, taken, reserved, received or applied under this Note, the other Loan Documents or otherwise shall under no circumstances exceed the Maximum Amount, (ii) neither Borrower nor any other person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount, (iii) any excess or unearned interest shall be deemed to be and shall be treated as a partial prepayment or repayment of principal and any remaining excess or unearned interest will be refunded to Borrower, and (iv) the provisions of this Note and the Loan Documents shall immediately be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all applicable usury laws.

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6.     Default. The term “Default” means the occurrence of any one or more of the following events:

(a)     Borrower fails to pay any part of the outstanding Principal Amount or interest thereon under this Note within seven (7) business days of when such amounts are due and payable hereunder.

(b)     Borrower fails to punctually and properly perform, observe and comply with any covenant, agreement or condition in this Note or in any other Loan Document, in any material manner and such failure continues for thirty (30) days.

(c)     Borrower (i) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, (ii) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant), and (A) the petition is not controverted within thirty (30) days and is not dismissed within sixty (60) days, or (B) an order for relief is entered under Title 11 of the United States Code, (iii) makes an assignment for the benefit of creditors, or (iv) fails (or admits in writing its inability) to pay its debts generally as they become due.

If a Default occurs, after the expiration of any applicable grace and/or notice and opportunity to cure periods, the holder of this Note shall be entitled to (i) declare the outstanding Principal Amount immediately due and payable, without notice of intent to accelerate, notice of acceleration, any other notice, demand, or presentment, all of which are hereby waived, (ii) foreclose any Liens securing all or any part of the debt evidenced by this Note, (iii) exercise any of its rights under the other Loan Documents, including set-off rights (iv) reduce any claim to judgment, or (v) proceed to protect, enforce, and exercise any other right or remedy to which the holder may be entitled by agreement, at law, or in equity.

7.     Collateral. This Note will be secured by the Liens granted by Borrower to or in favor of Lender and the other secured parties under the Mortgage; provided, however, Borrower and Lender hereby acknowledge and agree that Borrower shall have no obligation to execute and deliver the Mortgage to Lender unless and until the Lender requests such Mortgage in writing following the earlier of: (a) the occurrence and continuance of a Default and (b) the six-month anniversary of the Closing Date. For the avoidance of doubt, Lender acknowledges and agrees that (i) the Mortgage will secure other leasehold acquisition indebtedness of Borrower owing from time to time to other secured parties under other promissory notes (“Other Notes”) substantially identical to this Note (except for the principal amount) and (ii) such other indebtedness under the Other Notes will be secured on a pari passu basis with the indebtedness evidenced by this Note; provided that the aggregate amount of this Note and the Other Notes shall not exceed $3,000,000. Lender agrees that it will be required to exercise good faith efforts in order to coordinate and cooperate with the Lenders under the Other Notes that are also secured by any other mortgages encumbering the Participation Assets.

8.     Equity Consideration. As further consideration for the loan made by Lender to Borrower in accordance with Section 2 above, Parent agrees to issue to Lender 40,000 unregistered shares of common stock in Parent, par value $.001 per share. Subject to the rules and regulations of the New York Stock Exchange (the “NYSE”), Parent shall deliver to Lender a certificate or certificates representing such common stock on or before the tenth (10th) business day following the date such common stock is listed with the NYSE. The certificates shall bear a restrictive legend in the following form, as appropriate:

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“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, pledged, hypothecated, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer and/or transfer agent will be required by the issuer or the transfer agent.”

In connection with such issuance, subject to the Parent’s bylaws and other formation documents, Parent acknowledges and agrees that when issued, all such shares of common stock shall be validly issued, fully paid and nonassessable. Lender hereby acknowledges that it is an accredited investor and agrees to execute and deliver to Borrower an Accreditor Investor Confirmation and such other documentation as Borrower may reasonably request to confirm Lender’s status as an accredited investor for purposes of receiving Parent’s comment stock in accordance with this Section 8.

9.     Costs and Expenses. Borrower and Lender agree to bear their own costs and expenses (including legal fees) in connection with the preparation, execution, waiver, delivery, administration, modification and amendment of this Note and the other Loan Documents; provided, however, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Lender (including the reasonable fees and reasonable out-of-pocket expenses of counsel for Lender) incurred in connection with the enforcement of this Note and the other Loan Documents following the occurrence and continuance of a Default.

10.     INDEMNIFICATION. BORROWER SHALL INDEMNIFY LENDER AND ITS AFFILIATES AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. THIS SECTION SHALL SURVIVE PAYMENT OR SATISFACTION IN FULL OF THE AMOUNTS OWING UNDER THE LOAN DOCUMENTS.

11.     Governing Law. This Note shall be construed, and its performance enforced, in accordance with the laws of the State of Texas.

12.     Remedies of Lender. Lender shall have all rights, remedies, and recourse granted in this Note, and any and all Loan Documents and those available at law or equity and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them in such order as Lender, in its sole discretion, shall determine, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower and any other liable party that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive.

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13.     Notices. Whenever any notice, demand, request, consent, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Note or any other Loan Document, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be deemed to have been duly given and received, for purposes hereof, on the date personally delivered, with receipt acknowledged, or three (3) business days after the same shall have been deposited in the United States mail, certified, return receipt requested, or in the case of telecopy or electronic notice, when sent to the number or electronic mail address, as applicable, set out below, addressed as follows:

If to Lender: Alan Dreeben 6511 Tricounty Parkway Schertz, Texas 78154 Telephone: (210) 410-9011 Email: alan.dreeben@RNDC-USA.com	If to Borrower: Camber Permian LLC 450 Gears Road, Suite 780 Houston, Texas 77067 Attn: Anthony C. Schnur, President Facsimile: (832) 446-3916
If to Parent: Camber Energy, Inc. 450 Gears Road, Suite 780 Houston, Texas 77067 Attn: Anthony C. Schnur, CEO Facsimile: (832) 446-3916

or at such address as may be substituted by notice given as herein provided.

14.     Amendment; Time of Essence; No Waiver. This Note and the other Loan Documents may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Lender, Borrower and Parent. Time is of the essence with respect to each covenant or obligation in this Note. No delay on the part of the holder of this Note in the exercise of any right or remedy available to the holder shall operate as a waiver of such right or remedy. No single or partial exercise of a particular right or remedy shall operate as a waiver of that particular right or remedy or any other right or remedy.

15.     Entire Agreement. This Note, And The Other Written Loan Documents Executed By Borrower, Parent And Lender (Or By Borrower or Parent For The Benefit Of Lender) Represent The Final Agreement Among Borrower, Parent And Lender And May Not Be Contradicted By Evidence Of Prior, Contemporaneous, Or Subsequent Oral Agreements By Borrower, Parent And Lender. There Are No Unwritten Oral Agreements Among Borrower, Parent And Lender. This Section 15 Is Included Herein Pursuant To Section 26.02 Of The Texas Business And Commerce Code, As Amended From Time To Time.

[Remainder of Page Intentionally Left Blank. Signature page follows.]

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IN WITNESS WHEREOF, this Note is executed effective by Borrower and Lender as of the date first set out above.

BORROWER:

CAMBER PERMIAN LLC, a Texas limited liability company

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
President

LENDER:

By:	/s/ Alan Dreeben
Alan Dreeben
an individual

Parent executes this Note solely for purposes of acknowledging and agreeing to the terms of Section 8 above. Except for the limited purposes of Section 8 above, Parent shall not be otherwise bound by the terms of this Note.

PARENT:

CAMBER ENERGY, INC.

a Nevada corporation

By:   /s/ Anthony C. Schnur

Anthony C. Schnur

Chief Executive Officer

 Signature Page to Promissory Note

EXHIBIT A

FORM OF DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,
fIXTURE FILING and FINANCING STATEMENT

Article I

GRANT OF LIENS AND SECURITY INTERESTS

KNOW ALL MEN BY THESE PRESENTS: That effective as of [________ ___, 20__], the undersigned CAMBER PERMIAN LLC, a Texas limited liability company (the “Mortgagor”), each of whose mailing address is [____________________], for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, have granted, bargained, sold, conveyed, mortgaged, pledged, transferred, and assigned, and set over and by these presents do hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN AND SET OVER to [_______________], Trustee, whose address is [____________________], and its successors and substitutes in trust, as hereinafter provided (the “Trustee”), with a power of sale, for the benefit of [_______________], a [__________], whose address is [____________________], as lender (in such capacity, “Mortgagee”),1 the following described properties, whether real, personal or mixed, whether now owned or hereafter acquired under law or in equity (collectively, the “Mortgaged Property”); the inclusion of certain specific types and items of property and interests in one or more of the following Paragraphs are not intended in any way to limit the effect of the more general descriptions:

A.     Subject Interests. All of Mortgagor’s rights, titles, interests and estates, now owned or hereafter acquired by Mortgagor, in and to those certain oil, gas and mineral leases, mineral interests and all other rights, titles, interests or estates described on Exhibit A attached hereto and made a part hereof or in, on or under any lands described or referred to, or referred to in the documents described, in Exhibit A (the “Lands”), whether such rights, titles, interests or estates or such lands are correctly described therein or not (all of which rights, titles, interests and estates described in this Paragraph A are hereinafter included within the term “Subject Interests”). The term “oil, gas and mineral leases,” as used in this instrument and in Exhibit A includes, in addition to oil, gas and mineral leases, oil and gas leases, oil or gas leases, and extensions, amendments, ratifications and subleases of all or any of the foregoing, all as may be appropriate and are hereinafter referred to, collectively, as the “Oil and Gas Leases.”

B.     Units. All of Mortgagor’s rights, titles, interests and estates, now owned or hereafter acquired by Mortgagor, in and to drilling, spacing, proration or production units, as created by the terms of any unitization, communitization and pooling agreements and orders, and all properties, property rights and estates created thereby which include, belong or appertain to the Subject Interests. As used herein, the term “Law” means all applicable statutes, laws, ordinances, rules, regulations, requirements, orders, judgments, writs, injunctions, or decrees (or official interpretation of any of the foregoing) of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or other governmental authority.

1 To be updated prior to recordation with lender information relating to the Other Notes.

C.     Hydrocarbons. All crude oil and natural gas, including all As-extracted collateral (as defined in the Uniform Commercial Code as enacted, amended and in effect in the State of Texas (the “UCC”)), including all casinghead gas, drip gasoline, natural gasoline, distillate, all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, all products, by-products and all other substances derived therefrom or the processing thereof, and all other similar minerals, now owned or hereafter acquired by Mortgagor, now or hereafter accruing to, attributable to or produced from the Subject Interests or to which Mortgagor now or hereafter may be entitled as a result or by virtue of Mortgagor’s ownership of the Subject Interests (collectively, “Hydrocarbons”).

D.     Personal Property and Fixtures. (a) All oil and gas wells, rigs, improvements, fixtures, machinery and other equipment, inventory, goods and articles of personal property or movables, wherever located, now owned or hereafter acquired by Mortgagor, appurtenant to, or used or held for use in connection with the production of Hydrocarbons from the Subject Interests, or now or hereafter located on any of the Lands encumbered by or pooled with any of the Subject Interests, or used on or about the Lands in connection with the operations thereon and (b) all deposit accounts, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from the voluntary or involuntary sale or other disposition, collections, insurance proceeds payable, proceeds payable, or claims against any other person or entity related to the Mortgaged Property, including, without limitation, the Bank Account, as defined in the Notes (collectively, “Personal Property” and to the extent any property described in this Paragraph D is affixed to the Lands, collectively, “Fixtures”).

E.     Subject Contracts. All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor under or by virtue of all easements, permits, licenses, rights-of-way, surface leases, franchises, servitudes, division orders, transfer orders and other agreements relating or pertaining to purchasing, exchanging, exploring for, developing, operating, treating, processing, storing, marketing or transporting Hydrocarbons now or hereafter found in, on or under, or produced from, any of the Subject Interests, or under or by virtue of any contract relating in any way to all or any part of the Mortgaged Property otherwise described herein (collectively, “Subject Contracts”).

In the event that the Mortgagor acquires additional undivided interests in some or all of the Mortgaged Property, this Deed of Trust shall automatically encumber such additions or increases to the Mortgagor’s interest in the Mortgaged Property without need of further act or document.

For the same consideration, Mortgagor hereby grants to Mortgagee any and all rights of Mortgagor to Liens in the Mortgaged Property securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to, those Liens provided for in Section 9.343 of the UCC.

TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other property which, by the terms hereof, has or may hereafter become subject to the lien and/or security interest (the “Lien”) of this Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement (the “Deed of Trust”), together with all rights, hereditaments and appurtenances in anywise belonging to the Trustee or assigns forever. Mortgagor hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the above described property, rights, and interests constituting the Mortgaged Property to the Trustee and to its assigns forever, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

Article II

SECURED INDEBTEDNESS

Section 2.1     Promissory Notes, Etc. This Deed of Trust is made, IN TRUST, FOREVER, to secure and enforce the payment of the following indebtedness, obligations and liabilities (collectively, the “Secured Indebtedness”):

(a)

[All indebtedness under (i) that certain Promissory Note dated [________ ___, 20__] from Mortgagor to Mortgagee in the aggregate principal amount of $[__________], and (ii) those certain other Promissory Notes from Mortgagor to certain other lender parties (collectively, the “Notes”).][2]

(b)

Payment of any sums which may be advanced or paid by Mortgagee under the terms hereof on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Deed of Trust.

Section 2.2     Present and Future. The word “Secured Indebtedness” wherever used in this Deed of Trust shall refer to all present and future indebtedness, debts, obligations and liabilities described or referred to in this Article II or otherwise in this Deed of Trust.

Article III

REPRESENTATIONS AND WARRANTIES

Mortgagor hereby represents and warrants as follows:

Section 3.1     Enforceable Obligations. This Deed of Trust, when executed and delivered by Mortgagor, will be legal, valid and binding obligations of Mortgagor enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights or by principles of equity applicable to the enforcement of creditors’ rights generally.

Section 3.2     Title; Leases. Mortgagor has good and marketable title to and are possessed of the Mortgaged Property. All of the Oil and Gas Leases constituting all or part of the Mortgaged Property are in full force and effect in all material respects.

Section 3.3     Operation of Mortgaged Property. To Mortgagor’s knowledge, the Mortgaged Property (and properties unitized or pooled therewith) has been maintained, operated and developed in a good and workmanlike manner in accordance with the prudent operator standard and in conformity with all applicable Laws.

2 To be updated prior to recordation with lender information relating to the Other Notes.

Article IV

COVENANTS OF MORTGAGOR

In consideration of the Secured Indebtedness, Mortgagor, for itself and its successors and permitted assigns, further covenants and agrees as follows:

Section 4.1     Defend Title. Mortgagor will warrant and defend the title to the Mortgaged Property against the claims and demands of all other persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Secured Indebtedness secured hereby remains unpaid. MORTGAGOR AGREES AND COVENANTS TO FOREVER PROTECT, INDEMNIFY AND HOLD MORTGAGEE, TRUSTEE AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, AGENTS, ATTORNEYS AND EMPLOYEES (THE “INDEMNIFIED PARTIES”) HARMLESS AGAINST ANY AND ALL LOSSES, CLAIMS, COSTS, PENALTIES, LIABILITIES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS’ FEES AND OTHER EXPENSES INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO DEFENDING AGAINST ANY SUCH ADVERSE CLAIM OR TAKING ACTION TO REMOVE ANY SUCH CLOUD UNLESS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTIES.

Section 4.2     Maintenance and Operation of Mortgaged Property.

(a)

Mortgagor will, from time to time, pay or cause to be paid before they become delinquent and payable all taxes, assessments and governmental charges lawfully levied or assessed upon the Mortgaged Property; provided, that the foregoing covenant shall be suspended so long as the amount, applicability or validity of any such charges is being diligently contested in good faith by appropriate proceedings and if Mortgagor shall have set up adequate reserves therefor.

(b)

Mortgagor will promptly pay and discharge before delinquent, or cause to be promptly paid or discharged before delinquent, all rentals, delay rentals, royalties and indebtedness accruing under, and in all material respects perform or cause to be performed each and every act, matter or thing required by, each and all of the Oil and Gas Leases, contracts and agreements described or referred to herein or affecting Mortgagor’s interests in the Mortgaged Property. Mortgagor will operate or cause to be operated the Mortgaged Property in accordance with the prudent operator standard and in compliance in all material respects with all applicable Laws, contracts and agreements.

Section 4.3     Legal and Other Fees. Upon demand of Mortgagee, Mortgagor will promptly pay all reasonable and customary costs and expenses heretofore or hereafter incurred by Mortgagee for legal, accounting, engineering or geological services rendered to it in connection with Secured Indebtedness secured in whole or in part by the Liens hereof or in the enforcement of any of Mortgagee’s rights hereunder.

Section 4.4     Environmental Laws. To the full extent permitted by applicable Law, Mortgagor agrees to, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all loss, cost, expense or liability (including reasonable attorneys’ fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous material or contaminated material located upon, migrating into, from or through or otherwise relating to the Mortgaged Property, which any Indemnified Party may incur due to the extension of the Secured Indebtedness or the exercise of any of its rights under this Deed of Trust (except to the extent arising out of or relating to the gross negligence or willful misconduct of the Indemnified Parties).

Article V

DEFEASANCE, EVENTS OF DEFAULT, FORECLOSURE

AND OTHER REMEDIES

Section 5.1     Defeasance. If the Secured Indebtedness shall be indefeasibly paid in full in cash and Mortgagee has no further obligation to provide any extension of credit under the Notes, then, and in that case only, this Deed of Trust shall become null and void and the interests of the Mortgagor in the Mortgaged Property shall become wholly clear of the Lien created hereby. Otherwise, this Deed of Trust shall remain and continue in full force and effect.

Section 5.2     Events of Default. As used herein “Event of Default” shall mean a Default (as defined in the Notes) after the expiration of any applicable grace and/or notice and opportunity to cure periods.

Section 5.3     Remedies.

(a)

Upon the occurrence and during the continuance of an Event of Default, the whole of the principal of the Secured Indebtedness due and remaining unpaid, together with all interest and fees accrued thereon, may, at the option of Mortgagee, without notice (including, but not limited to, notice of intention to accelerate maturity and notice of acceleration of maturity) or demand, which are, to the full extent permitted by applicable Law, waived by Mortgagor, be declared immediately due and payable; provided that such acceleration shall occur automatically, as to any Default under Section 7(c) of the Notes, without any action by Mortgagee; and thereupon, or at any time thereafter while the Secured Indebtedness or any part thereof remains unpaid, the Trustee, on request of the Mortgagee (which request is hereby presumed), shall enforce this Deed of Trust and after advertising the time and place of the sale for at least twenty-one (21) days prior to the day of sale, by posting or causing to be posted a written or printed notice thereof at the courthouse door and by filing a copy of such notice in the office of the county clerk or registrar of deeds, as applicable in each jurisdiction, of each county in which the Mortgaged Property or any part thereof may be situated, and serving written notice of the proposed sale on each debtor obligated to pay the Secured Indebtedness according to the records of the Mortgagee, by postage prepaid, certified United States mail, at the most recent address for such debtor as shown by the records of the Mortgagee, at least twenty-one (21) days prior to the day of sale, to sell the Mortgaged Property, either as a whole or in parcels, as the Trustee may deem proper, at public venue at the courthouse of the county in which the Mortgaged Property or any part thereof may be situated (and being the county designated in the notice of sale) on the first Tuesday of any month between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m., to the highest bidder for cash, and after such sale to make the purchaser or purchasers good and sufficient deeds and assignments in the name of each Mortgagor herein, conveying such property so sold to the purchaser or purchasers with general warranty of title. No single sale or series of sales by the Trustee shall extinguish the Lien or exhaust the power of sale hereunder except with respect to the items of property sold, but such Lien and power shall exist for so long as and may be exercised in any manner by applicable Law or as herein provided as often as the circumstances require to give Mortgagee full relief hereunder.

(b)	Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the UCC.

(c)

Every right, power and remedy specifically herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy now or hereafter existing in equity, at law or by statute (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property or any portion thereof) may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. Mortgagee shall also have the right to exercise any and all other rights or remedies granted to the Mortgagee pursuant to the provisions of the Notes or by applicable Law. Notwithstanding the foregoing, the Mortgagee shall have no obligation to do or refrain from doing any of the acts, or to make or refrain from making any payment, referred to in this Section 5.3.

Section 5.4     POWER OF SALE. A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW MORTGAGEE OR TRUSTEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST, IF ALLOWED BY APPLICABLE LAW.

Section 5.5     Rights of the Mortgagee With Respect to Fixtures. The Mortgagee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and proceed to exercise such rights as apply to such type of collateral.

Section 5.6     Application of Proceeds. The Trustee is authorized to receive the proceeds of any sale or sales and apply the same to the Secured Indebtedness in the order reasonably determined by Mortgagee.

Section 5.7     Power of Attorney and Agent to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent and attorney in fact of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein, including rights to Liens on the Mortgaged Property, and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Deed of Trust and, thus, irrevocable so long as this Deed of Trust is in force and effect.

Article VI

MISCELLANEOUS

Section 6.1     Governing Law. THIS DEED OF TRUST AND THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS GRANTED BY AND UNDER THIS DEED OF TRUST WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 6.2     Assignment. Without the prior written consent of Mortgagee, Mortgagor may not assign any rights, duties or obligations hereunder. The covenants and agreements herein contained by or on behalf of Mortgagor shall bind Mortgagor and Mortgagor’s successors or permitted assigns and all persons who become bound as a mortgagor to this Deed of Trust and shall inure to the benefit of Mortgagee and its successors and assigns. The covenants and agreements herein contained shall constitute covenants running with the land.

Section 6.3     Further Assurances; Multiple Counterparts; Notices. If and to the extent that Mortgagee determines that any further actions, notices or agreements are or hereafter become necessary under applicable Law to create, vest, perfect or continue the Liens and other rights of Mortgagee described in this Deed of Trust, Mortgagor agrees to promptly take such actions and to execute and deliver such notices or agreements to Mortgagee. This Deed of Trust may be executed in multiple counterparts. Any record, notice, demand or document which either party is required or may desire to give hereunder shall be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Notes.

Section 6.4     Financing Statements; Multiple Effect. This Deed of Trust may be filed as provided in the UCC relating to the granting and perfecting of security interests in Personal Property, Fixtures and Hydrocarbons. This Deed of Trust shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, pledge, or security agreement, and from time to time as any one or more thereof.

Section 6.5     Benefits of the Notes; Entire Agreement. In connection with its execution and acting hereunder, Mortgagee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it as a lender under the Notes. THIS DEED OF TRUST REFLECTS THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS SET OUT HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE UNDERSIGNED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signatures and Acknowledgments appear on the following pages.)

This Deed of Trust has been executed by Mortgagor and Mortgagee as of the date set forth in the respective acknowledgments below, but effective for all purposes as of the date first written above.

MORTGAGOR/DEBTOR: CAMBER PERMIAN LLC, a Texas limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF _____________                             §

§

COUNTY OF                                                         §

This instrument was acknowledged before me on this ___ day of __________ 20__, by _______________, as ________ of Camber Permian LLC, a Texas limited liability company, on behalf of said limited liability company.

NOTARY PUBLIC, STATE OF

RECORDED DOCUMENT SHOULD BE RETURNED TO:

PORTER HEDGES LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Matthew D. Lea

Signature and Acknowledgement Page to Texas Deed of Trust

MORTGAGEE/SECURED PARTY: [ ], a [________________] By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF _____________                             §

§

COUNTY OF                                                         §

This instrument was acknowledged before me on this ___ day of __________ 20__, by _______________, as ________ of [_______________], a [____________], on behalf of said [______________].

NOTARY PUBLIC, STATE OF

Signature and Acknowledgement Page to Texas Deed of Trust

EXHIBIT A

Wells

[To be added]

[Exhibit A continues on the following page]

Exhibit A - Page 1

EXHIBIT A

Leases

[To be added]

[END OF EXHIBIT A]

Exhibit A - Page 2